Exhibit 10.35

RBC Capital Markets, LLC

    As a Representative of the Several Underwriters

3 World Financial Center

200 Vesey Street

New York, NY, 10281

Re:        Matador Resources Company (the “Company”)

Ladies and Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of common stock of the Company (“Common Stock”) or securities convertible into or exchangeable or exercisable for Common Stock (together with the Common Stock, the “Securities”). The Company proposes to carry out a public offering of Common Stock (the “Offering”) for which you will act as one of the representatives (the “Representatives”) of the several underwriters named in Schedule I to the underwriting agreement (the “Underwriters”) to be entered into between the Underwriters and the Company with respect to the Offering (the “Underwriting Agreement”). The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you and the other Underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into the Underwriting Agreement.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household not to), without the prior written consent of RBC Capital Markets, LLC (“RBC”) (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), grant any option, right or warrant to purchase, pledge, transfer, assign, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), lend or otherwise dispose of any Securities or options, rights or warrants to acquire Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned (or such spouse or family member), including, without limitation, entering into any swap or other arrangement that transfers, in whole or in part, the economic consequences of the ownership of Securities or publicly announce an intention to do any of the foregoing, for a period commencing on the date immediately prior to the date of the Underwriting Agreement and continuing through the close of trading on the date 180 days after the date of the final prospectus relating to the Offering (the “Initial Restricted Period”). If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Initial Restricted Period, or (ii) prior to the expiration of the Initial Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Initial Restricted Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the

Lock-Up Agreement

occurrence of the material news or material event. The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the Initial Restricted Period unless the undersigned requests and receives prior written confirmation from the Company or RBC that the restrictions imposed by this agreement have expired.

Notwithstanding the foregoing, the undersigned shall be permitted to (i) transfer Securities as a bona fide gift, (ii) distribute Securities to limited partners, general partners, members or stockholders of the undersigned, (iii) transfer Securities to family members or a trust established for the benefit of family members, (iv) transfer Securities to entities where the undersigned is the sole beneficial owner of all Securities held by such entities, (v) receive Securities upon the exercise of an option or warrant or in connection with the vesting of restricted stock or restricted stock units, and any Securities issued upon any such exercise or vesting shall be subject to the restrictions contained in this agreement, and (vi) transfer Securities to the Company in a transaction exempt from Section 16(b) of the Exchange Act solely in connection with the payment of taxes due in connection with any exercise or vesting of Securities; provided, however, that in any such case described in clauses (i) through (vi) it shall be a pre-condition to such transfer that (a) the transferee or donee executes and delivers to RBC a lock-up agreement in form and substance satisfactory to RBC, and (b) the undersigned notifies RBC at least three business days prior to the proposed transfer or disposition.

If the undersigned is an officer or director of the Company and if RBC determines in its sole discretion to consent to a requested release or waiver of the foregoing restrictions in connection with a transfer of Securities, (i) as required by FINRA, RBC intends to notify the Company of the impending release or waiver at least three business days before the effective date of such release or waiver, and (ii) the Company (in accordance with the provisions of the Underwriting Agreement) will announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by RBC hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if both (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter agreement that are applicable to the transferor to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Securities held by the undersigned except in compliance with the foregoing restrictions, and any duly appointed transfer agent and registrar for the registration or transfer of the Securities described herein are hereby authorized to decline to make any transfer of such Securities if such transfer would constitute a violation or breach of this agreement.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any Securities owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

Lock-Up Agreement

This agreement does not apply to the sale, if any, by the undersigned of shares of Common Stock in the Offering as a selling shareholder.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

Shares

By:
(Signature)

Printed Name of Person Signing (and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

Date Signed: